UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                             -----------------------

                Date of Report (Date of earliest event reported):
                                 August 12, 2008


                         United States Steel Corporation
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              (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------    -------------------
   (State or other        (Commission File          (IRS Employer
   jurisdiction of             Number)           Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
      ----------------------------------             ----------
       (Address of principal executive               (Zip Code)
                   offices)

                                 (412) 433-1121
                         ------------------------------
                         (Registrant's telephone number,
                              including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 12, 2008, United States Steel Corporation (U. S. Steel) announced a tentative agreement with the United Steelworkers (USW) on a new four-year labor contract that will cover approximately 16,000 USW-represented employees at
U. S. Steel's domestic flat-rolled and iron ore mining facilities as well as tubular operations in Lorain, Ohio, and Fairfield, Alabama. U. S. Steel also announced that its U. S. Steel Tubular Products, Inc. subsidiary reached a tentative agreement with the USW on a new four-year labor contract that will cover approximately 900 USW-represented employees at U. S. Steel Tubular Products, Inc.'s Texas Operations Division, a welded tubular products facility in Lone Star, Texas. These tentative agreements will replace contracts expiring September 1, 2008, and remain subject to ratification by the USW. Copies of the press releases in substantially the form released are filed herewith as Exhibits
99.1 and 99.2.

Item 9.01. Financial Statements and Exhibits

     (d)  Exhibits

          99.1 Press release titled "U. S. Steel Reaches Tentative Agreement with United Steelworkers on New Labor Contract for U.S. Flat-Rolled, Iron Ore Mining and Select Tubular Operations"

          99.2 U. S. Steel Tubular Products, Inc. Reaches Tentative Agreement with United Steelworkers on New Labor Contract for Texas Operations Division"


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION


By   /s/ Larry G. Schultz
     ---------------------------
     Larry G. Schultz
     Senior Vice President & Controller



Dated:  August 12, 2008